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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use and incorporation by reference in this registration statement on Form S-3 of our report dated, September 10, 1999, relating to the financial statements of Ebbisham Limited which are included herein and which appear in Emisphere Technologies, Inc.'s Annual Report, as amended, on Form 10-K/A for the year ended July 31, 1999. We also consent to the reference to our firm under the caption "Experts" in such registration statement.

                                              /s/ PricewaterhouseCoopers LLP

New York, New York
February 14, 2000